Exhibit 99.4

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on , 2018.
Vote by Internet
• Go to www.investorvote.com/NOVB
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1.	To approve the Agreement and Plan of Merger and Reorganization including the Merger by and between the Company and TriCo Bancshares.	For ☐	Against ☐	Abstain ☐	2.	Advisory (Non-Binding) approval of certain merger-related compensatory arrangements for the Company’s named executive officers in connection with the merger.	For ☐	Against ☐	Abstain ☐
3.	To approve one or more adjournments of the Company’s special meeting.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.			Comments — Please print your comments below.				Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.
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C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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01UD6D

Notice of Internet Availability. The Joint Proxy Statement/Prospectus for the FNB Bancorp Special Meeting of Shareholders being held on                     , 2018 is available on the internet at: http://www.fnbnorcal.com.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — FNB Bancorp

Proxy Solicited on Behalf of the Board of Directors of FNB Bancorp

for the Special Meeting of Shareholders,                     , 2018

The undersigned holder of Common Stock acknowledges receipt of the Notice of Special Meeting of Shareholders of FNB Bancorp and the accompanying Joint Proxy Statement/Prospectus dated                     , 2018, and revoking any proxy heretofore given, hereby constitutes and appoints Lisa Angelot, Thomas C. McGraw and Edward J. Watson, and each of them, each with full power of substitution, as attorneys and proxies to represent and vote, as designated on the reverse side, all shares of Common Stock of FNB Bancorp (the “Company”), which the undersigned would be entitled to vote at the Special Meeting of Shareholders of the Company to be held at The Basque Cultural Center, 599 Railroad Avenue, South San Francisco, California 94080, on                 , 2018 at          p.m., or at any postponement or adjournment thereof, upon the matters set forth in the Notice of Special Meeting and Joint Proxy Statement/Prospectus and, at the proxyholders’ discretion, on such other business as may properly come before the meeting or any postponement or adjournment thereof. All properly executed proxies will be voted as indicated.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION INCLUDING THE MERGER BY AND BETWEEN THE COMPANY AND TRICO BANCSHARES, “FOR” ADVISORY (NON-BINDING) APPROVAL OF CERTAIN COMPENSATORY ARRANGEMENTS IN CONNECTION WITH THE MERGER, AND “FOR” APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE COMPANY’S SPECIAL MEETING, ALL AS DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS, AND AT THE PROXY HOLDERS’ DISCRETION, ON SUCH OTHER MATTERS, IF ANY, WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS OF THE COMPANY AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

(Continued and to be marked, dated and signed, on the other side)